As filed with the Securities and Exchange Commission on May 16, 2006
Registration No. 333-____
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road Elk Grove Township, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

United Airlines Pilot Directed Account Plan

(Full Title of the Plan)

Paul R. Lovejoy, Esq.
Senior Vice President, General Counsel and Secretary

UAL Corporation
1200 East Algonquin Road
Elk Grove Township, Illinois 60007
(847) 700-4000

(Name and address, including zip code, and telephone number, including area code, of agent for services)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, $.01 par value per share	2,000,000 shares	$34.40	$68,800,000	$7,361.60

________________________

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the above-named plan.

(2)    Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices of the registrant's Common Stock reported on The NASDAQ National Market on May 9, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

            The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the United Airlines Pilot Directed Account Plan (the "Plan") and available without charge by contacting:

Paul R. Lovejoy, Esq.
Senior Vice President, General Counsel and Secretary
UAL Corporation
1200 East Algonquin Road
Elk Grove Township, Illinois 60007
(847) 700-4000

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents, which have been filed by UAL Corporation (the "Company") with the Commission, are incorporated in this Registration Statement by reference:

(a)    the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
        2005, filed on March 31, 2006 (File No. 001-06033);

(b)    the Company's Quarterly Report on Form 10-Q for the quarterly period ended March
        31, 2006, filed on May 10, 2006 (File No. 001-06033);

(c)    the Company's Current Reports on Form 8-K January 9, 2006; January 11, 2006,
        January 17, 2006, January 23, 2006, January 27, 2006, February 1, 2006, February 7,
        2006, February 21, 2006, February 28, 2006, April 14, 2006 and May 8, 2006 (each
        File No. 001-06033); and

(d)    the description of the Company's Common Stock, par value $.01 per share, set forth in its Registration Statement on Form 8-A filed on February 1, 2006 (File No. 001-06033).

            All documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "GCL") or (iv) for any transaction from which a director derived an improper personal benefit.

            The Certificate of Incorporation also provides that each person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a ''proceeding''), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, or employee, of the Company or is or was serving at the request of the Company as a director, officer, or employee of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended, against all expense, liability and loss actually and reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of his or her heirs, executors and administrators. Under provisions of the Certificate of Incorporation, notwithstanding anything to the contrary, the Company shall not be obligated to indemnify a director, officer, or employee for costs and expenses relating to proceedings (or any part thereof) instituted against the Company by such director, officer, or employee (other than proceedings pursuant to which such director, officer, or employee is seeking to enforce such director's, officer's, or employee's indemnification rights hereunder). The right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

            The right to indemnification set forth in the Certificate of Incorporation is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            In addition, the Certificate of Incorporation provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the GCL.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

            See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement.

            In lieu of an opinion of counsel concerning the compliance of the Plan with the requirements of ERISA, the Company hereby undertakes that it will submit such Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such Plan.

Item 9. Undertakings.

                        (a)    The undersigned registrant hereby undertakes:

                                (1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                        (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

                                        (ii)    to reflect in the prospectus any facts or events arising after the effective date of this
        Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                        (iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;                                 (2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                                (3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        (b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, State of Illinois, on May 16, 2006.

UAL CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn F. Tilton and Frederic F. Brace, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 16, 2006.

Signature	Title
/s/ Glenn F. Tilton Glenn F. Tilton	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)
/s/ Frederic F. Brace Frederic F. Brace	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ Richard J. Almeida Richard J. Almeida	Director
/s/ Mark A. Bathurst Mark A. Bathurst	Director
/s/ Stephen R. Canale Stephen R. Canale	Director
/s/ W. James Farrell W. James Farrell	Director
/s/ Walter Isaacson Walter Isaacson	Director
/s/ Janet Langford Kelly Janet Langford Kelly	Director
/s/ Robert D. Krebs Robert D. Krebs	Director
/s/ Robert S. Miller, Jr. Robert S. Miller, Jr.	Director
/s/ James J. O'Connor James J. O'Connor	Director
/s/ David Vitale David Vitale	Director
/s/ John H. Walker John H. Walker	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of UAL Corporation (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, filed on February 1, 2006 (Commission File No. 001-06033))
4.2	Amended and Restated Bylaws of UAL Corporation (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K, filed on February 1, 2006 (Commission File No. 001-06033))
23.1	Consent of Deloitte & Touche LLP (filed herewith).
24	Power of Attorney (contained on the signature page to this Registration Statement).